Exhibit 99.2

Execution Copy

J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179

JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017

November 2, 2011

Validus Holdings, Ltd.

29 Richmond Road

Pembroke, Bermuda HM08

Attention of Jeff Consolino, President and Chief Financial Officer

Validus Holdings, Ltd.
$350,000,000 Senior Unsecured Credit Facility
Commitment Letter

Ladies and Gentlemen:

You have advised JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC (“JPMorgan” and, together with JPMCB, the “Commitment Parties”, “we” or “us”), that Validus Holdings, Ltd., a Bermuda exempted company (the “Company” or “you”), intends (a) to amend its existing exchange offer, dated as of August 19, 2011 (the “Offer”), pursuant to which the Company will offer to acquire not less than a majority of the outstanding shares of common stock of Transatlantic Holdings, Inc., a Delaware corporation (the “Target”), on a fully diluted basis in exchange for consideration consisting of (x) 1.5564 voting common shares of the Company and (y) $11.00 in cash per share of Target common stock and (b) as promptly as practicable following consummation of the Offer, to effect a merger (the “Merger”) of a wholly owned subsidiary of the Company with the Target for the same per share consideration as in the Offer, with the surviving corporation of the Merger being the Target (the Offer and the Merger, collectively, the “Transactions”).  Pursuant to the terms of the Offer, the Company has reserved the right to transfer its rights to one or more of its affiliates.  In connection with the Offer and the Merger, the Target may be permitted to pay a one-time special cash dividend of up to $2.00 per share of Target common stock (the “Special Excess Dividend”), in an aggregate amount not to exceed $121,000,000, prior to the final expiration date of the Offer.  The aggregate amount of the Special Excess Dividend would be financed by the Target’s cash on hand and would be reduced on a dollar-for-dollar basis by any funds used by the Target for share repurchases made after October 31, 2011.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the exhibits attached hereto (such exhibits, collectively, the “Term Sheets”).

In order to finance the Transactions, you have requested that (a) JPMorgan agree to structure, arrange and syndicate a senior unsecured term credit facility in the amount of $350,000,000 (the “Credit Facility”), (b) JPMCB commit to provide the entire amount of the Credit Facility and (c) JPMCB agree to serve as administrative agent for the Credit Facility.

JPMCB is pleased to advise you of its commitment to provide the entire amount of the Credit Facility (the “Commitment”) on the Closing Date (as defined in the Term Sheets) upon the terms and subject to the conditions expressly set forth in this commitment letter (the “Commitment Letter”) and in the Term Sheets.

It is agreed that JPMorgan will act as the sole lead arranger and bookrunner for the Credit Facility (in such capacity, the “Lead Arranger”) and that JPMCB will act as the sole and exclusive administrative agent for the Credit Facility, in each case on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheets, provided that you may appoint up to three additional lead arrangers (but not bookrunners) and may allocate up to an aggregate amount of $150,000,000 of commitments (and the corresponding compensatory economics) hereunder with respect to the Credit Facility to such additional lead arrangers.  Each of JPMCB and JPMorgan will, in such capacities, perform the functions and exercise the authority customarily performed and exercised by it in such roles. It is agreed that, except as provided in this paragraph, no additional agents, co-agents, arrangers, co-arrangers, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than as expressly contemplated by the Term Sheets or the Fee Letter referred to below) will be paid, in each case in connection with the Credit Facility, unless you and we shall so agree.

We reserve the right to syndicate the Credit Facility to a group of lenders identified by us in consultation with you (together with JPMCB, the “Lenders”); provided that the Lead Arranger will not, without your prior consent, select those institutions during its primary syndication that are identified to us by you in writing prior to our execution of this Commitment Letter (the “Excluded Lenders”).  You agree until the Closing Date, upon the request of the Lead Arranger, to use your commercially reasonable efforts to actively assist the Lead Arranger in completing a syndication satisfactory to us.  Such assistance shall include (a) your using commercially reasonable efforts to ensure that syndication efforts benefit materially from your and your affiliates’ existing relationships with financial institutions, (b) direct contact between your senior management, representatives and advisors and the proposed Lenders, (c) your preparing and providing to the Commitment Parties all information with respect to the Company and its subsidiaries, the Target and its subsidiaries (to the extent available to the Company for the syndication and as needed), the Offer and the Merger, including all financial information and financial projections and other forward-looking information as the Commitment Parties may reasonably request in connection with the arrangement and syndication of the Credit Facility and your assistance in the preparation of one or more Confidential Information Memoranda and other marketing materials to be used in connection with the syndication of the Credit Facility (all such information, memoranda and material, “Information Materials”), (d) your ensuring that at all times prior to the Closing Date there shall be no concurrent or pending bank financings or sales of debt securities by or on behalf of the Company or any of its subsidiaries (other than any debt securities of, or loans to, the Company or any of its subsidiaries the net proceeds of which would reduce on a dollar for dollar basis the Commitment) that would be likely materially and adversely to affect the syndication of the Credit Facility and (e) the hosting, with the Lead Arranger, of one or more meetings of prospective Lenders at times and locations to be mutually agreed.  Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, (i) neither the commencement nor the completion of the syndication of the Credit Facility shall constitute a condition precedent to the Closing Date and (ii) your obligations to assist in the syndication efforts as provided herein shall not constitute a condition to the commitments hereunder or to the funding of the Credit Facility on the Closing Date.  Notwithstanding the Commitment Parties’ right to syndicate the Credit Facility and receive commitments with respect thereto, (a) JPMCB shall not, except with your written consent, be relieved, released or novated from its obligations hereunder (including its obligation to fund the entire Credit Facility on the Closing Date) in connection with any syndication, assignment or participation of the Credit Facility, including its commitments in respect thereof, until after the funding of the initial loans on the Closing Date, (b) no assignment or novation shall become effective with respect to all or any portion of JPMCB’s commitments in respect of the Credit Facility until the initial funding of the Credit Facility and (c) unless the Company agrees in writing, JPMCB shall retain exclusive control over all rights and obligations with respect to its commitment, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

It is agreed that the Lead Arranger will manage, in consultation with you, all aspects of the syndication, including selection of Lenders, determination of when potential Lenders will be approached and the time of acceptance of the Lenders’ commitments, any naming rights and the final allocations of the commitments among the Lenders, in each case, excluding any Excluded Lenders.  It is also agreed that the amount and distribution of fees among the Lenders will be at the Lead Arranger’s discretion, acting in consultation with you.  The Lead Arranger will have no responsibility other than to arrange the syndication as set forth herein and the Commitment Parties shall in no event be subject to any fiduciary or other implied duties nor is any fiduciary, advisory or agency relationship intended to be (nor has been) created in respect of any of the transactions contemplated in this Commitment Letter.  Additionally, you acknowledge and agree that no Commitment Party is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and no Commitment Party shall have any responsibility or liability to you with respect thereto.  Any review by any Commitment Party of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Commitment Party and its affiliates and shall not be on behalf of the Company or any other person.

In addition, please note that JPMorgan has been retained by you as its financial advisor (in such capacity, the “Financial Advisor”) in connection with the Merger pursuant to the terms of an engagement letter dated July 12, 2011.  You agree not to assert any claim based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor and, on the other hand, any Commitment Party or any affiliate thereof arranging or providing or contemplating arranging or providing financing as contemplated herein.

At the request of the Commitment Parties, you will use commercially reasonable efforts to assist us in preparing an additional version of the Information Materials (the “Public

Version”) to be used by prospective Lenders’ public-side employees and representatives (“Public Side Lenders”) who do not wish to receive material non-public information (within the meaning of United States federal securities laws) with respect to you and your affiliates, the Target and its affiliates, any of your or their respective securities or the Transactions (“MNPI”) and who may be engaged in investment and other market related activities with respect to you and your affiliates, the Target and its affiliates or any of your or their respective securities or loans. In connection with our distribution to prospective Lenders of any Confidential Information Memorandum and, upon our request, any other Information Materials, you will execute and deliver to us a customary authorization letter authorizing such distribution and, in the case of any Public Version thereof, representing that it only contains Non-MNPI.  You also acknowledge that JPMorgan public side employees consisting of publishing debt analysts may participate in any meetings or telephone conference calls held pursuant to clause (e) of the third preceding paragraph; provided that such analysts shall not publish any information obtained from such meetings (i) until the syndication of the Credit Facility has been completed upon the making of allocations by the Lead Arranger and the Lead Arranger freeing the Credit Facility to trade or (ii) in violation of any confidentiality agreement between you and the relevant Commitment Party.

The Company agrees that the following documents may be distributed to both prospective Lenders willing to receive MNPI (“Private Side Lenders”) and Public Side Lenders, unless the Company advises JPMorgan in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Side Lenders:  (a) administrative materials prepared by JPMorgan for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) notification of changes in the Credit Facility’s terms and (c) other materials intended for prospective Lenders after the initial distribution of Information Materials.  If you advise us that any of the foregoing should be distributed only to Private Side Lenders, then Public Side Lenders will not receive such materials without further discussions with you.  The Company hereby authorizes JPMorgan to distribute drafts of definitive documentation with respect to the Credit Facility to Private Side Lenders and Public Side Lenders.

You hereby represent and warrant that (with respect to any information relating to the Target and its subsidiaries, to your knowledge) (a) all written information other than any financial projections, other forward-looking information and information of a general economic or industry specific nature (the “Information”) that has been or will be made available to any of us by you or any of your representatives is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements are made and (b) the financial projections and other forward-looking information included in the Information have been or will be prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time furnished (it being understood that such financial projections and other forward-looking information are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results, and such differences may be material).  You agree that if, at any time prior to and including the date on which definitive documentation for the Credit Facility is executed, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information were being furnished, and such representations were being made, at such time, then you will promptly notify us and you will (or, with respect to the Information relating to the Target and its subsidiaries, will use commercially reasonable efforts to) supplement the Information so that (with respect to Information relating to the Target and its subsidiaries, to your knowledge) such representations will be correct under the circumstances.  In arranging and syndicating the Credit Facility, we will be using and relying on the Information without responsibility for independent verification thereof.

As consideration for the Commitment and our agreements hereunder, you agree to pay the nonrefundable fees set forth in the Term Sheets and in the fee letter among us and you dated the date hereof and delivered in accordance herewith with respect to the Credit Facility (the “Fee Letter”) on the terms and subject to the conditions set forth therein.

JPMCB’s Commitment and our agreements hereunder are subject to (a) since December 31, 2010, there not having been any Combined Material Adverse Effect (as defined below) other than any events, developments or occurrences (but not any future updates, developments or other changes in or to any such events, developments or occurrences) that have been disclosed prior to the date hereof in any public filing on Form 10-K, Form 10-Q or Form 8-K of the Company or the Target, as applicable, (b) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facility consistent with the Company’s existing Three-Year Unsecured Letter of Credit Facility Agreement, dated as of March 12, 2010, as amended, among the Company, Validus Reinsurance, Ltd., the subsidiary account parties from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Securities Inc., as syndication agent, and JPMCB, as administrative agent (the “Existing Credit Agreement”) and in any event on terms consistent with, and containing only those conditions to borrowing expressly set forth herein and in, the Term Sheets and (c) the other conditions set forth under “Conditions Precedent to Effectiveness” or “Conditions Precedent to Each Credit Event” in Exhibit A attached hereto and the conditions set forth in Exhibit B attached hereto.  For purposes of this Commitment Letter, “Combined Material Adverse Effect” means any change, state of facts, circumstance or event that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of the Company, the Target and their respective subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance or event to the extent caused by or resulting from: (1) changes in economic, market, business, regulatory or political conditions generally in the United States or any other jurisdiction in which the Company, the Target and their respective subsidiaries operates or United States or global financial markets; (2) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in the geographic areas in which the Company, the Target and their respective subsidiaries operate; (3) changes, circumstances or events resulting in liabilities under property and casualty insurance and reinsurance agreements to which the Company, the Target or any of their respective subsidiaries is a party, including any effects resulting from any earthquake, hurricane, tornado, windstorm, terrorist act, act of war or other natural or man-made disaster; (4) the commencement, occurrence or continuation of any war or armed hostilities; (5) changes in any applicable law, statute, ordinance, common law, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any governmental authority; (6) changes in generally accepted accounting principles or in statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board; (7) any change or announcement of a potential change in the Company’s, the Target’s or any of their respective subsidiaries’ credit or claims paying rating or A.M. Best rating or the ratings of any of the Company’s, the Target’s or their respective subsidiaries’ businesses or securities; (8) suspension in trading or a change in the trading prices or volume of shares of the Borrower common stock or the Target common stock; or (9) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date hereof, except (A) that in the case of the foregoing clauses (7), (8) and (9), such exceptions shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances or events underlying a failure described in any such clause has resulted in, or contributed to, a material adverse effect on the Company, the Target and their respective subsidiaries and (B) in the case of the foregoing clauses (1), (2), (3) and (4), to the extent those changes, state of facts, circumstances or events have a materially disproportionate effect on the Company, the Target and their respective subsidiaries taken as a whole relative to other similarly situated persons in the property and casualty insurance and reinsurance industry in similar geographic areas to those in which the Company, the Target and their respective subsidiaries operate.

Notwithstanding anything in this Commitment Letter, the Term Sheets, the Fee Letter, the Credit Facility Documentation or any other letter agreement or other undertaking between us and you concerning the Credit Facility to the contrary, the terms of the Credit Facility Documentation shall be in a form such that they do not impair the availability of the Credit Facility on the Closing Date if the conditions set forth herein and in the Term Sheets are satisfied; it being understood and agreed that neither the making nor the accuracy of the representations and warranties relating to the Target or any of its subsidiaries or any of their respective businesses shall be a condition to availability of the Credit Facility on the Closing Date.

You agree (a) to indemnify and hold harmless each of us, our affiliates and the officers, directors, employees, advisors, agents and controlling persons of each of the foregoing (each, an “indemnified person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with the Transactions, this Commitment Letter, the Term Sheets, the Fee Letter, the Credit Facility, the use of proceeds thereof or any transaction contemplated thereby or any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each indemnified person upon demand for the reasonable legal expenses (solely with respect to one primary counsel and, if relevant, one firm of local counsel in each relevant jurisdiction) incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are determined in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of, or material breach in bad faith of its obligations under this Commitment Letter, the Term Sheets, the Fee Letter and the definitive documentation for the Credit Facility by, such indemnified person, and (b) to reimburse each of us and our affiliates, from time to time upon request, for all reasonable and invoiced out-of-pocket expenses (including, without limitation, reasonable due diligence expenses, travel and other syndication expenses and reasonable fees, disbursements and other charges of up to one primary counsel and, if relevant, one firm of local counsel in each relevant jurisdiction) and all applicable foreign counsels, in each case, of the Administrative Agent and to the extent invoiced) incurred in connection with the Credit Facility and any related documentation (including this Commitment Letter, the Term Sheets, the Fee Letter and the definitive documentation for the Credit Facility).  Notwithstanding any other provision of this Commitment Letter, (a) no indemnified person shall be liable for any damages arising from the use by others of information obtained through electronic, telecommunications or other information transmission systems and (b) none of we,  you or any indemnified person or any of their respective affiliates or the respective directors, officers, employees, advisors or agents of the foregoing shall be liable for any special, indirect, consequential or punitive damages in connection with this Commitment Letter, the Term Sheets, the Fee Letter, the Credit Facility or the transactions contemplated hereby; provided that nothing in this clause (b) shall limit your indemnity obligations to the extent set forth in this paragraph.

You acknowledge that we and our affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies that have or may in the future have interests conflicting with your own interests.  We agree that neither we nor any of our affiliates will use confidential information obtained from you by virtue of the transactions contemplated hereby in connection with the performance by us or any of our affiliates of services for other companies, and that neither we nor any of our affiliates will furnish any such information to such other companies or to any portfolio companies of any of our affiliates.  You also acknowledge that we and our affiliates have no obligation to use in connection with the transactions contemplated hereby or to furnish to you confidential information obtained by us or our affiliates from other companies.  You further acknowledge that each Commitment Party (or an affiliate) is a full service securities firm and such person may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Company, the Target or their respective affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.

Each Commitment Party agrees that it will maintain in confidence and will not disclose, publish or disseminate, any information which it has or shall acquire in connection herewith relating to the business, operations, property, condition (financial or otherwise) or prospects of the Company and its subsidiaries, except that such information may be disclosed if and to the extent that: (a) such information is in the public domain at the time of disclosure other than by reason of disclosure by such Commitment Party in violation of this Commitment Letter; (b) such information is required to be disclosed by subpoena or other compulsory process of applicable law or regulations; (c) such information is requested to be disclosed to any self-regulatory body or any other regulatory or administrative authority, body or commission to whose jurisdiction or oversight such Commitment Party or its affiliates may be subject; (d) such information is disclosed to employees, counsel, auditors or other professional advisors to or agents of any Commitment Party, or to any affiliates thereof, provided that such employees, counsel, auditors, advisors, agents and affiliates agree to keep such information confidential as set forth herein; (e) such information is disclosed in connection with any litigation or dispute between any Commitment Party and the Company concerning the Credit Facility or otherwise to establish a “due diligence” defense; (f) such information is disclosed to any Lenders or participants or any potential Lenders or participants or otherwise in connection with the syndication of the Credit Facility pursuant to the Confidential Information Memorandum referred to above, so long as the person to whom such information shall be disclosed shall have agreed to keep such information confidential as set forth herein; or (g) such information is disclosed to rating agencies in connection with the Transactions.  The provisions of this paragraph shall automatically terminate eighteen months following the date of this Commitment Letter.

This Commitment Letter, the Commitment and our agreements hereunder shall not be assignable by you without the prior written consent of each of us, and any attempted assignment without such consent shall be void.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed signature page of this Commitment Letter.  This Commitment Letter (including the exhibits hereto) and the Fee Letter are the only agreements that have been entered into by the parties hereto with respect to the Credit Facility and set forth the entire understanding of the parties hereto with respect thereto.  This Commitment Letter is intended to be solely for the benefit of the parties hereto and the indemnified persons, and is not intended to confer any benefits upon, or to create any rights in favor of, any person other than the parties hereto and the indemnified persons.   This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.  You hereby consent to the exclusive jurisdiction and venue of the state or federal courts located in the City of New York, Borough of Manhattan.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York, Borough of Manhattan and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the Term Sheets, the Fee Letter, the transactions contemplated hereby or the performance of services hereunder or thereunder.  A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding and may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment.  We may perform the duties and activities described herein through any of our affiliates and the provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities.

You agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheets, the Fee Letter, the contents of any of the foregoing or our activities pursuant hereto or thereto to any person without the prior written approval of each of us, except that (a) you may disclose this Commitment Letter, the Term Sheets, the Fee Letter and the contents hereof and thereof (i) to your officers, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and (ii) as required by applicable law or regulation or compulsory legal process (in which case you agree to inform us promptly thereof) and (b) after your acceptance of this Commitment Letter and the Fee Letter, (i) you may disclose this Commitment Letter, the Term Sheets and the contents hereof and thereof (but not the Fee Letter or the contents thereof), (x) to the Target or its officers, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and (y) to the extent required, in any filings (or exhibits thereto) with regulatory or governmental agencies having jurisdiction over you, (iii)

you may disclose the aggregate fee amounts contained in the Fee Letter as part of pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in marketing materials for the Credit Facility or in any public filing relating to the Transactions and (iv) you may disclose the existence of the Commitment Letter in a press release or similar public disclosure.

Each of JPMCB and JPMorgan hereby notifies you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow you to be identified in accordance with the Patriot Act.  This notice is given in accordance with the Patriot Act and is effective as to each of JPMCB, JPMorgan and each Lender.

You acknowledge and agree that in connection with all aspects of the transactions contemplated hereby, and any communications in connection therewith, you, on the one hand, and JPMCB and JPMorgan and any of their affiliates through which they may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of JPMCB, JPMorgan or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications.

The compensation, reimbursement, indemnification, syndication, jurisdiction and confidentiality provisions and the waiver of forum and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment and agreements hereunder; provided that your obligations under this Commitment Letter (but not the Fee Letter) (other than your obligations with respect to (a) assistance to be provided in connection with the syndication thereof on or prior to the Closing Date (including as to the provision of information and representations with respect thereto) and (b) confidentiality) shall automatically terminate and be superseded, to the extent comparable, by the provisions of the Credit Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time, in each case to the extent the Credit Facilities Documentation has comparable provisions with comparable coverage.

Please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter, in each case not later than 11:00 p.m., New York City time, on November 2, 2011, failing which the Commitment and our agreements hereunder will expire at such time.

Subject to the second preceding paragraph, the Commitment and agreements of the Commitment Parties under this Commitment Letter shall automatically terminate upon the earliest to occur of (a) the Closing Date, (b) the consummation of the Merger, (c) the execution and delivery of the Credit Facilities Documentation and effectiveness thereof, (d) the termination by you of the Offer and (e) the earlier of (x) the date that is 364 days following the date hereof and (y) the last date on which the Offer may be consummated pursuant to the terms of the Offer Documents unless, in the case of this clause (e) each Commitment Party shall, in its sole discretion, agree to an extension.

This Commitment Letter and the Fee Letter supersede all prior discussions, writings, indications of interest and proposals with respect to the Credit Facility or any other bridge loan financing for the Transactions previously delivered to you or your affiliates by JPMCB or any of its affiliates.  Without limitation of the foregoing, it is specifically acknowledged and agreed that this Commitment Letter supersedes and replaces in full that certain Commitment Letter dated July 24, 2011 between you, JPMorgan and JPMCB (the “Original Commitment Letter”) and the Original Commitment Letter is hereby terminated and of no further force and effect (other than those provisions thereof that expressly survive termination thereof).

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Melvin D. Jackson
Name: Melvin D. Jackson
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Timothy T. Moffet
Name: Timothy T. Moffet
Title: Vice President

Commitment Letter Validus Holdings, Ltd. November 2011

Accepted and agreed to as of the date
first written above by:

VALIDUS HOLDINGS, LTD.

By:	/s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title: President and Chief Financial Officer

CONFIDENTIAL	EXHIBIT A
November, 2011

Validus Holdings, Ltd.
$350,000,000 Senior Unsecured Credit Facility
Summary of Principal Terms and Conditions

Borrower:	Validus Holdings, Ltd. (the “Borrower”), a holding company organized under the laws of Bermuda.

Sole Lead Arranger and Bookrunner:

J.P. Morgan Securities Inc. will act as sole lead arranger and bookrunner for the Credit Facility (as defined below) (in such capacity, the “Lead Arranger”), and will perform the duties customarily associated with such role.

Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMCB”) will act as sole administrative agent for the Credit Facility (in such capacity, the “Agent”), and will perform the duties customarily associated with such role.

Lenders:	A syndicate of financial institutions (other than Excluded Lenders), including JPMCB, arranged by the Lead Arranger (collectively, the “Lenders”).

Credit Facility:

A senior unsecured one-year term credit facility (the “Credit Facility”; the commitments thereunder, the “Commitments”) in an aggregate principal amount of $350,000,000 or such lesser amount as shall be determined by the Borrower (the loans thereunder, the “Loans”), subject to reductions as set forth under the heading “Mandatory Prepayments and Commitment Reductions”.

Purpose:

The proceeds of the Credit Facility will be used to finance payments made to the equityholders of the Target pursuant to the Offer and in connection with the Merger and to pay fees and expenses in connection with the Transactions.

Availability:

The Loans shall be made in one or more drawings commencing on the date on or before the date that is 364 days following the date hereof on which the Offer is consummated in accordance with the Commitment Letter (the “Closing Date”) and ending on the date of consummation of the Merger. Repayments and prepayments of Loans may not be reborrowed. Availability shall be subject to the conditions precedent specified below.

1

Interest Rates and Fees:	As set forth on Annex I hereto.

Maturity and Amortization:

The Loans will mature, and be repayable in full, on the earlier of (x) the date that is one year after the Closing Date and (y) March 12, 2013 (the “Maturity Date”). The Loans will not be subject to any scheduled amortization.

Optional Prepayments and Commitment Reductions:

Optional prepayments of Loans, in whole or in part and optional permanent reductions, in whole or in part, of unutilized commitments under the Credit Facility will be permitted at any time, upon at least three business days prior written notice with respect to Adjusted LIBOR loans and upon at least one business day prior written notice with respect to ABR loans, in each case, without premium or penalty, to the Agent in minimum principal amounts of $5,000,000 (and in the case of an ABR loan, increments of $1,000,000 in excess thereof), provided that, in the case of prepayment of an Adjusted LIBOR loan other than at the end of an applicable interest period, the redeployment costs must be reimbursed.

Mandatory Prepayments and Commitment Reductions:

The following amounts shall be applied to prepay the Loans (and, after the date of the Commitment Letter (the “Execution Date”) but prior to the Closing Date, to reduce the Commitments), subject to exceptions and thresholds set forth below:

(a) 100% of the net cash proceeds of any issuance of equity (including equity-linked securities, hybrid or preferred securities) on or after the Execution Date by the Borrower (other than, for the avoidance of doubt, any issuance of equity pursuant to the Offer or pursuant to employee benefit or similar plans);

(b) 100% of the net cash proceeds of any incurrence of indebtedness for borrowed money on or after the Execution Date by the Borrower or any of its subsidiaries (it being understood that the net cash proceeds of any such incurrence of indebtedness by the Target or any of its subsidiaries prior to the consummation of the Offer shall not be required to be applied to prepay the Loans or reduce the Commitments and that the net cash proceeds of any such incurrence of indebtedness by the Target or any of its subsidiaries after the consummation of the Offer but prior to the consummation of the Merger shall not

2

be required to be applied to prepay the Loans or reduce the Commitments until the Merger shall have been consummated (and shall be so applied immediately thereafter)) under any debt securities or any loan, credit or similar facility, other than (i) any refinancing of (w) the Borrower’s existing Three-Year Unsecured Letter of Credit Facility Agreement, dated as of March 12, 2010, as amended, among the Borrower, Validus Reinsurance, Ltd., the subsidiary account parties from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Securities Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”), (x) the Borrower’s existing Five-Year Secured Letter of Credit Facility Agreement (the “Existing Secured Facility”), dated as of March 12, 2007, as amended, among the Company, Validus Reinsurance, Ltd., the subsidiary account parties from time to time party thereto, the lenders from time to time party thereto, JPMCB, as administrative agent and issuing agent, and the other agents party thereto, (y) the existing Three-Year Revolving Credit Facility Agreement, dated as of March 12, 2010, as amended, among Talbot Holdings Ltd., as borrower, the Company, the lenders from time to time party thereto and Lloyds TSB Bank plc, as administrative agent (the “Lloyds Facility”) or (z) the existing Amendment and Restatement Agreement, dated as of November 19, 2009, as amended, relating to the Standby Letter of Credit Facility Agreement, dated November 28, 2007, between Talbot Holdings Ltd., as borrower, the Company, the lenders from time to time party thereto and Lloyds TSB Bank plc, as agent and security trustee, in each case, on terms reasonably acceptable to the Lead Arranger (the credit facilities referred to in clauses (w) through (z) above, collectively, the “Existing Company Credit Facilities”) or any other existing indebtedness of the Borrower or any of its subsidiaries (including the Target and its subsidiaries), (ii) any debt securities or any loan, credit or similar facilities entered into for working capital purposes or otherwise in the ordinary course of business (including, for the avoidance of doubt, any extensions of credit under the Existing Company Credit Facilities), (iii) any commercial paper or securitization facilities entered into in the ordinary course of business and (iv) other customary

3

exceptions to be agreed upon; and

(c)  100% of the net cash proceeds of any non-ordinary course sale or other disposition on or after the Execution Date by the Borrower or any of its subsidiaries (it being understood that the net cash proceeds of any such sale or disposition by the Target or any of its subsidiaries prior to the consummation of the Offer shall not be required to be applied to prepay the Loans or reduce the Commitments and that the net cash proceeds of any such sale or disposition by the Target or any of its subsidiaries after the consummation of the Offer but prior to the consummation of the Merger shall not be required to be applied to prepay the Loans or reduce the Commitments until the Merger shall have been consummated (and shall be so applied immediately thereafter)) of any assets (including any such assets sold or agreed to be sold in order to secure regulatory approval for the consummation of the Offer or the Merger) except in connection with securitization facilities, the sale or other disposition of fixed rate securities and as may otherwise be agreed.

Mandatory prepayments of the Loans may not be reborrowed.

Guarantor:

All obligations of the Borrower under the Credit Facility will, from and after the consummation of the Merger, be unconditionally guaranteed (the “Guarantee”) by the Target so long as the provision of such Guarantee at such time is not prohibited by any material contract of the Target or applicable law or regulation and would not result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent. In the event that (and for so long as) such Guarantee is not provided, the Credit Facility Documentation shall include the following additional covenants, in each case, consistent with the terms of the Existing Credit Agreement: (i) a minimum statutory surplus at Validus Reinsurance Ltd. of $2,451,837,960, (ii) a limitation on direct or indirect investments by the Borrower and its subsidiaries (other than the Target and its subsidiaries) in the Target and its subsidiaries and (iii) a covenant to provide quarterly financial statements of Validus Reinsurance Ltd.

4

Credit Facility Documentation:

The definitive documentation for the Credit Facility (the “Credit Facility Documentation”) shall contain representations, warranties, covenants and events of default, in each case, applicable to the Borrower and its subsidiaries that are substantially similar to those contained in the Existing Credit Agreement, as modified to reflect and permit the Transactions (to the extent applicable). Notwithstanding anything set forth herein to the contrary, for so long as any securities of the Target constitute “margin stock” within the meaning of Regulation U, the restrictions on liens and other covenants or agreements set forth in the Credit Facility Documentation shall not apply to such securities to the extent the value of such securities, together with the value of all other margin stock held by the Borrower and its subsidiaries, exceeds 25% of the total value of all assets subject to such covenants and agreements.

Representations and Warranties:	Substantially similar to the Existing Credit Agreement as modified to reflect and permit the Transactions (to the extent applicable).

Conditions Precedent to Effectiveness:

The Credit Facility shall be available on the Closing Date subject to (a) the satisfaction of the conditions set forth in the Commitment Letter and on Exhibit B and (b) the satisfaction of the conditions referred to below.

Conditions Precedent to Each Credit Event:

The making of each extension of credit under the Credit Facility shall be conditioned upon the satisfaction of conditions precedent substantially similar to those set forth in Section 4.02 of the Existing Credit Agreement which covers, among others, (a) the accuracy of representations and warranties (but including, for the avoidance of doubt, the representation and warranty as to no material adverse change) in all material respects and (b) the absence of defaults or events of default at the time of, or after giving effect to the making of, such extension of credit (other than, on the Closing Date, as expressly set forth in clause 3 of Exhibit B).

Affirmative Covenants:	Substantially similar to the Existing Credit Agreement as modified to reflect and permit the Transactions (to the extent applicable).

Negative Covenants:	Substantially similar to the Existing Credit Agreement as modified to reflect and permit the Transactions (to

5

the extent applicable).

Financial Covenants:

Substantially similar to the Existing Credit Agreement as modified to reflect the Transactions (to the extent applicable):

(a)   Maintenance at all times by the Borrower of a minimum consolidated net worth (which shall include the aggregate outstanding amount of preferred or hybrid securities to the extent included in “consolidated net worth” as calculated by Standard & Poor’s) to initially be set at $[   ](1), and thereafter (commencing with the first full fiscal quarter ending after the Closing Date) to be increased quarterly by an amount equal to (i) 50% of consolidated net income for such quarter (if positive) plus (ii) 50% of any issuance of common stock of the Borrower during such quarter (including upon any conversion of debt securities of the Borrower into such common stock).

(b)   Maintenance at all times by the Borrower of a maximum ratio (“Leverage Ratio”) of consolidated total debt to consolidated total capitalization (which shall include the aggregate outstanding amount of preferred or hybrid securities to the extent included in “consolidated total capitalization” as calculated by Standard & Poor’s) of 0.35:1.00.

(c)   Maintenance at all times by Validus Reinsurance, Ltd. (“Validus Re”), the Target and any other present or future material insurance subsidiary of the Borrower of a minimum financial strength rating by A.M. Best Company, Inc. of not less than B++.

Financial covenants shall be calculated without giving effect to any election by the Borrower or any of its subsidiaries to value consolidated total debt at “fair value” pursuant to Accounting Standards Codification 825-10-25 (formerly referred to as Statement of Financial Accounting Standards 159) or any other

(1)  To be set at a level equal to the applicable level for Q2 in the Existing Credit Agreement plus the stock consideration for the Transactions.

6

accounting standards codification or financial accounting standard having a similar result or effect.

Events of Default:

Substantially similar to the Existing Credit Agreement as modified to reflect and permit the Transactions (to the extent applicable) and to include an exception for cross default and cross acceleration provisions to other indebtedness that would otherwise subject the loans under the Credit Facility to the requirements of Regulation U.

Voting:	Substantially similar to the Existing Credit Agreement as modified to reflect the Transactions (to the extent applicable).

Defaulting Lenders:	The Credit Facility Documentation will contain the Agent’s customary provisions in respect of defaulting lenders.

Cost and Yield Protection:	Substantially similar to the Existing Credit Agreement as modified to reflect the Transactions (to the extent applicable).

Assignments and Participations:	Substantially similar to the Existing Credit Agreement as modified to reflect the Transactions (to the extent applicable).

Expenses and Indemnification:

All out-of-pocket expenses of the Lenders, the Agent and the Lead Arranger associated with the syndication of the Credit Facility and with the preparation, execution and delivery, administration, waiver or modification of the Credit Facility Documentation (including but not limited to the reasonable fees, disbursements and other charges of counsel) are to be paid by the Borrower. In addition, all out-of-pocket expenses of the Agent, the Lead Arranger and the Lenders for enforcement costs associated with the Credit Facility (including but not limited to the reasonable fees, disbursements and other charges of counsel) are to be paid by the Borrower.

The Borrower will indemnify the Agent, the Lead Arranger and the Lenders and their affiliates, and the officers, directors, employees, agents, advisors and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses, losses, claims, damages and liabilities arising out of or in

7

connection with any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation or other proceeding is brought by a third party or by the Borrower or any of its affiliates ) that relate to the financing contemplated hereby, or any transactions connected therewith, provided that no person will be indemnified for costs, expenses, losses, claims, damages and liabilities to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to result from the gross negligence or willful misconduct of such person or any of its related persons.

Governing Law and Forum:	New York.

Counsel to Agent and Lead Arranger:	Simpson Thacher & Bartlett LLP.

8

Annex I

Interest Rates:	The interest rates with respect to Loans under the Credit Facility will be as follows:

At the option of the Borrower,

(a)   Adjusted LIBOR for interest periods of 1, 2, 3 or 6 months selected by the Borrower plus spreads determined by reference to the ratings based grid, as set forth in the table appearing in Appendix I-A; or

(b)   ABR plus spreads determined by reference to the ratings based grid, as set forth in the table appearing in Appendix I-A.

As used herein:

“Adjusted LIBOR” means the London Interbank Offered Rate, adjusted for any applicable statutory reserve requirements.

“ABR” means the highest of (i) JPMCB’s Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum and (iii) the Adjusted LIBOR for a one month interest period on the applicable date plus 1.00% per annum.

Interest Payment Dates:

In the case of Adjusted LIBOR loans, on the last day of each relevant interest period and, for any interest period longer than 3 months, on each successive date 3 months after the first day of such interest period.

In the case of ABR loans, in arrears at the end of each quarter.

Default Rate:

Overdue principal, interest and fees and other amounts under the Credit Facility will bear interest at the interest rate applicable to ABR loans plus 2.00% per annum. With respect to overdue principal, the applicable interest rate plus 2.00% per annum.

Rate and Fee Basis:

All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of obligations the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

Commitment Fees:	The Borrower shall pay a commitment fee, payable quarterly in arrears, from the Closing Date until the termination or expiration of the Commitments,

1

calculated at the rate per annum based upon the grid set forth in Annex I-A on the average daily unused amount of the Commitments.

Duration Fees:	The Borrower shall pay duration fees on the aggregate principal amount of the outstanding Loans in such amounts and on such dates as are set forth on Annex I-B.

2

Appendix I-A

FEE AND SPREAD TABLE

Category	Index Ratings	Commitment Fee Rate	Eurodollar Spread	ABR Spread

Category 1	A-/A3 or better	0.125%	2.000%	1.000%
Category 2	BBB+/Baa1	0.150%	2.250%	1.250%
Category 3	BBB/Baa2	0.200%	2.500%	1.500%
Category 4	BBB-/Baa3	0.250%	2.750%	1.750%
Category 5	BB+/Ba1 or lower	0.325%	3.125%	2.125%

; provided that each of the Eurodollar Spreads and ABR Spreads set forth above will increase by an additional 25.0 basis points on the date that is 90 days following the Closing Date and every 90 days thereafter.

For purposes of the foregoing, (i) if both Moody’s and S&P shall not have in effect an Index Rating (other than due to a Cessation Event as defined below), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the Index Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Categories, the applicable fees/spreads shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the applicable fees/spreads shall be determined by reference to the Category next above that of the lower of the two ratings; (iii) if only one of Moody’s and S&P shall have in effect an Index Rating due to a Cessation Event, then the applicable fees/spreads shall be determined by reference to the Category otherwise applicable to such Index Rating, (iv) if only one of Moody’s and S&P shall have in effect an Index Rating for any reason other than a Cessation Event, then the applicable fees/spreads shall be determined by reference to the Category next below the Category otherwise applicable to such Index Rating; and (v) if the Index Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to the Credit Facility Documentation or otherwise.  Each change in the applicable fees/spreads shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or issuers (such cessation, a “Cessation Event”), the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the applicable fees/spreads shall be determined by reference to the Index Rating most recently in effect prior to such change or cessation.

“Index Rating” means (i) with respect to S&P, the Borrower’s Counterparty Credit Rating and (ii) with respect to Moody’s, the Borrower’s Long-term Issuer Rating.

“Moody’s” means Moody’s Investors Service, Inc.

1

“S&P” means Standard & Poor’s Financial Services LLC.

2

Appendix I-B

CREDIT FACILITY DURATION FEES

The Borrower shall pay a duration fee for the ratable benefit of the Lenders under the Credit Facility on the dates set forth below, equal to the Applicable Duration Fee Percentage of the aggregate principal amount of Loans outstanding as of such date:

Days after the Closing Date	90 days	180 days	270 days
Applicable Duration Fee Percentage	0.50%	0.75%	1.00%

1

Exhibit B

CONDITIONS PRECEDENT

The availability of the Credit Facility shall be subject to the satisfaction of the following conditions, in addition to the conditions expressly set forth in the Commitment Letter and the Term Sheet attached as Exhibit A thereto.  Capitalized terms used but not defined herein have the meanings given in the Commitment Letter and the other Term Sheet.

1.  (a) The Offer shall have been consummated substantially concurrently with the initial funding of the Credit Facility in accordance with the terms described in the first paragraph of this Commitment Letter and in accordance with the terms of the definitive documents relating to the Offer (collectively, the “Offer Documents”); (b) without the prior written consent of the Lead Arranger (such consent not to be unreasonably withheld, conditioned or delayed), there shall have been no amendment, modification, waiver or consent with respect to the conditions set forth in the Offer Documents entitled “Section 203 Condition” and “Rights Agreement Condition”, in each case, as such conditions were in effect in the Offer Documents as of August 19, 2011, and (c) after giving effect to the consummation of the Offer on the Closing Date, the Borrower shall own a majority of the then outstanding shares of common stock of the Target on a fully diluted basis.

2.  The Lenders, the Agent and the Lead Arranger shall have received all fees and expenses required to be paid on or before the Closing Date pursuant to the Commitment Letter, the Fee Letter or the Credit Facility Documentation to the extent invoiced at least one business day prior to the Closing Date.

3.  As of the Closing Date, no default or event of default shall have occurred and be continuing, or shall occur as a result of the consummation of the Offer or the Merger and the financings thereof or the Special Excess Dividend (if any), under (x) the Existing Credit Agreement, the Existing Secured Facility or any refinancing or replacement thereof or (y) any other credit agreement of the Borrower, the Target or any of their respective subsidiaries, or any refinancing or replacement thereof (other than, in the case of this clause (y), any such agreements, refinancing or replacements with an aggregate outstanding principal amount (for all such agreements, refinancing and replacements) not in excess of $150,000,000).

4.  The Borrower shall on the Closing Date, and taking into account the Transactions, have (a) an unsecured long-term obligations rating of at least “Baa3” (with stable (or better) outlook) from Moody’s and (ii) a long-term issuer credit rating of at least “BBB-” (with stable (or better) outlook) from S&P, which ratings and outlooks shall have been reaffirmed within seven days prior to funding (to the extent the Closing Date is more than 60 days after the original date of receipt of such ratings).

5.  The Agent shall have received such legal opinions, certificates (including a solvency certificate from the chief financial officer of the Borrower certifying the solvency of the Borrower and its subsidiaries on a consolidated basis, after giving effect to the Transactions and the borrowings under the Credit Facility), documents and other instruments and information (including with respect to PATRIOT Act and related compliance, which requested information shall have been received at least five business days prior to the Closing Date) as are customary for transactions of this type as it may reasonably request.

1

6.  The Lenders shall have received (a) audited consolidated financial statements of the Borrower for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) unaudited consolidated financial statements of the Borrower for each interim quarterly period ended after the latest fiscal year referred to in clause (a) above and at least 45 days prior to the Closing Date, and unaudited consolidated financial statements for the same period of the prior fiscal year.

7.  The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as at the end of the most recent fiscal year ended at least 90 days prior to the Closing Date and a pro forma statement of operations for each of (a) the most recent fiscal year of the Borrower ended at least 90 days prior to the Closing Date and (b) the most recent interim period of the Borrower ending at least 45 days prior to the Closing Date, in each case adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date or on the first day of such period, as applicable.  To the extent practicable, such pro forma financial statements shall be prepared in accordance with Regulation S-X of the Securities Act of 1933, but it is acknowledged that to the extent the Borrower is limited as to information relating to the Target and its subsidiaries, such preparation may not be practicable.

2